Exhibit 99.1

ClearOne Reports Fourth Quarter 2021 Financial Results

●	Beamforming Microphone Array (BMA) Ceiling Tile solutions drive core audio business growth year-over-year
●	Video products contribute to an overall revenue decline of 16% year-over-year
●	2021 full-year revenue comparable to 2020 despite global chip shortage disruptions throughout 2021
●	New Pro-AV USB Wireless Mic System, an industry first, wins prestigious 2022 NSCA Excellence in Product Innovation Award
●	Another win added to a string of patent-related litigation victories against Shure

SALT LAKE CITY, UTAH – April 18, 2022 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three and twelve month periods ended December 31, 2021.

"We continue to generate impressive revenue growth in core audio conferencing and microphone products, energized by our rich lineup of powerful BMA 360 and BMA-CT based solutions. Q4 revenue from video products did not meet last year's demand levels that were boosted by CARES Act stimulus funding and caused the year-over-year video decline. However, our strategic emphasis on video-based solutions has not and will not be diminished as these still contributed a healthy 22% to our 2021 revenue," said Zee Hakimoglu, President and CEO of ClearOne.

"Notwithstanding an appreciable decline in revenue from our video products, we finished the year with nearly equal revenue to last year due to the outstanding growth from our core audio conferencing and microphones.  Importantly, this dynamic reinforces the resilience of our diverse product portfolio catering to the varying demands of our partners and end-users. Our gross margins in the fourth quarter declined due to increased material costs caused by mounting global supply chain constraints, including the worldwide shortage of semiconductors, and surging global inflation. Despite these extraordinary challenges significantly affecting our industry including our competitors, we continue to meet our partners' expectations of product availability with innovation, nimble response, and diligence. We have implemented plans to enhance our profitability and increase cash conservation that include product optimization, alternate materials sourcing, tougher fiscal controls, and product price increases," Hakimoglu added.

Recent Highlights

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In March 2022, ClearOne’s new USB wireless mic system won the 2022 NSCA Excellence in Product Innovation Award. One of only seven winners in this prestigious award program, the DIALOG® 10 USB is the industry’s only pro-quality single-channel wireless microphone system with USB connectivity for webcasting and cloud-based collaboration such as Microsoft Teams, Zoom, WebEx, and GotoMeeting.

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In February 2022 we claimed another legal victory over Shure. The Patent Trial and Appeal Board (PTAB) of the United States Patent and Trademark Office (PTO) issued a final written decision confirming the patentability of all claims of ClearOne’s important U.S. Patent No. 10,728,653 (the “’653 Patent”). The ’653 Patent covers aspects of ClearOne’s revolutionary innovations in BMAs and relates to “a ceiling tile combined with [a] beamforming microphone array” that includes acoustic echo cancellation and “adaptive acoustic processing that automatically adjusts to a room configuration.” Shortly after the ’653 patent was issued in mid-2020, Shure initiated the case in yet another attempt to disrupt ClearOne’s patent rights, but the PTAB rejected each and every one of Shure’s seven challenges and is the latest in a long string of defeats for Shure. In 2019, the U.S. District Court for the Northern District of Illinois preliminarily enjoined Shure from infringing a different ClearOne patent, U.S. Patent No. 9,813,806, and then in 2020 held Shure in contempt of that injunction in case no. 17-cv-3078. In November 2021, a jury in a different court, the U.S. District Court for the District of Delaware, found a Shure design patent asserted against ClearOne to be invalid and not infringed.

●

In February 2022 another ClearOne patent was granted which is related to beamforming microphone arrays with acoustic echo cancellation. The patent, titled “Band-Limited Beamforming Microphone Array with Acoustic Echo Cancellation," describes, among other things, a microphone array with one set of microphones used for beamforming, and one or more additional microphones that are not used for beamforming, but instead are used to enhance the audio performance of the microphone array.

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In early February 2022, we were awarded a new patent for a beamforming microphone array system with distributed processing. This patent claims a ceiling tile microphone array that can be physically separated from the processors running the beamforming algorithm. It enables a single computing engine to run multiple beamforming algorithms for multiple microphone arrays, which can lower the overall system cost compared to an integrated design that is limited to a single computing engine with a single microphone array.

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In early February 2022, our Versa Lite CT, a USB audio-enabled Beamforming Ceiling Tile Microphone that brings cost-effective and superb professional conferencing audio to small- and mid-sized spaces received Google Meet certification. Google Meet ranks among the top 5 for growth in the cloud meetings and team collaboration market according to Frost & Sullivan.

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In January, at the Las Vegas Customer Electronics Show, CES 2022, the world’s most influential annual tech event, our home office Aura™ Xceed™ BMA was singled out for exceptional innovation with a CES Picks Award, presented by Residential Systems magazine.

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In early January 2022, we introduced DIALOG® 10 USB, the industry's only pro-quality, single-channel wireless USB microphone system offering professional-quality audio with USB connectivity for webcasting and cloud-based collaboration.

●	In December 2021, we were awarded two new patents for power over ethernet (PoE). These two PoE patents describe systems and methods for providing power to multiple devices such as networked IP phones, security cameras, PCs, and switches in a novel "daisy-chain" configuration, intelligently allocating power using the device's existing circuitry thereby reducing cost, cabling, footprint, or all.

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

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Q4 2021 revenue was $7.2 million, compared to $8.6 million in Q4 2020 and $7.0 million in Q3 2021. The decrease in year-over-year revenue was mainly due to a significant decline in revenues from video products partially offset by an increase in revenues from core audio conferencing products and microphones. The increase in revenue from core audio conferencing products and microphones continued to be driven by our new solutions incorporating our beamforming BMA-CT and BMA 360 array ceiling tiles and professional audio mixers. Revenue from video products and personal audio conferencing products declined year over year due to reduced demand for these products compared to the demand in the latter half of 2020 when the demand for work from home and learn from home markets was boosted by stimulus funding through the CARES Act. Despite this year-over-year revenue growth in Q4 2021 from core audio conferencing products and microphones, revenue from our core audio conferencing products and microphones remains far below levels achieved before the infringement of our strategic patents.

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GAAP gross profit in Q4 2021 was $2.6 million, compared to $3.6 million in Q4 2020 and $2.9 million in Q3 2021. GAAP gross profit margin was 37% in Q4 2021, compared to 42% in Q4 2020 and 41% in Q3 2021. Gross Profit margin decreased year over year mainly due to increased material costs caused by the global supply chain constraints and surging inflation partially offset by a reduction in inventory obsolescence and freight and tariff costs. Gross Profit margin decreased sequentially mainly due to increased material costs and increased freight and tariff costs partially offset by a reduction in inventory obsolescence costs.

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Operating expenses in Q4 2021 were $5.1 million, compared to $4.4 million in Q4 2020 and $4.9 million in Q3 2021. Non-GAAP Operating expenses in Q4 2021 were $4.4 million, compared to $3.9 million in Q4 2020 and $4.2 million in Q3 2021. The year-over-year increase in Non-GAAP Operating expenses was mainly due to an increase in R&D project expenses, incurring of one-time employment termination costs, an increase in legal expenses, and bonuses paid to executives.

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GAAP net loss in Q4 2021 was $(2.3) million, or $(0.10) per share, compared to a net income of $5.5 million, or $0.29 per share, in Q4 2020 and a net loss of $2.2 million, or $0.11 per share, in Q3 2021. The change from a net income in Q4 2020 to a net loss in Q4 2021 is primarily due to a reduction in tax benefit from $6.5 million in Q4 2020 to $0.3 million in Q4 2021 and a decrease in revenue and gross profit. Tax benefit in Q4 2020 primarily arose out of the carryback of net operating losses that became possible due to the enactment of the CARES Act.

($ in 000, except per share)	Three months ended December 31,			Year ended December 31,
	2021	2020	Change in % Favorable/(Adverse)	2021	2020	Change in % Favorable/(Adverse)
GAAP
Revenue	$7,202	$8,566	(16)	$28,967	$29,069	-
Gross profit	2,638	3,583	(26)	11,916	12,559	(5)
Operating expenses	5,114	4,400	(16)	19,411	18,126	(7)
Operating loss	(2,476)	(817)	(203)	(7,495)	(5,567)	(35)
Net income (loss)	(2,284)	5,549	(141)	(7,694)	505	NM
Diluted income (loss) per share	(0.10)	0.29	(134)	(0.39)	0.03	NM
Non-GAAP
Non-GAAP gross profit	$2,641	$3,583	(26)	$11,926	$12,561	(5)
Non-GAAP operating expenses	4,429	3,919	(13)	16,996	16,369	(4)
Non-GAAP operating loss	(1,788)	(336)	(432)	(5,070)	(3,810)	(33)
Non-GAAP net income (loss)	(1,596)	6,030	(126)	(5,269)	2,262	(333)
Non-GAAP Adjusted EBITDA	(1,823)	(331)	(451)	(5,174)	(3,745)	(38)
Non-GAAP diluted income (loss) per share	(0.07)	0.32	(122)	(0.27)	0.13	(304)

Balance Sheet Highlights

As of December 31, 2021, cash, cash equivalents and investments were $4.1 million, as compared with $6.7 million as of December 31, 2020. As of December 31, 2021, the Company carried an aggregate debt of $5.0 million on account of senior convertible notes issued in December 2020, a Paycheck Protection Program (PPP) loan in April 2020, and a short-term bridge loan in 2021. The Company believes the entire PPP loan will be forgiven. In January 2022 we issued common stock and warrants in consideration of the cancellation of the $2.0 million short-term bridge loan.

About ClearOne

ClearOne is a global company that designs, develops, and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability, and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value and the possible outcomes of litigation, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).

In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, including the footnotes thereto, as well as the Company’s annual report on Form 10-K for the year ended December 31, 2021 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q, the 10-K, and the Public Filings.

 CLEARONE, INC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,071	$3,803
Marketable securities	1,790	1,117
Receivables, net of allowance for doubtful accounts of $326 and $506, respectively	4,991	5,194
Inventories, net	10,033	10,463
Income tax receivable	7,535	7,169
Prepaid expenses and other assets	4,021	1,536
Total current assets	29,441	29,282
Long-term marketable securities	1,220	1,762
Long-term inventories, net	3,567	4,590
Property and equipment, net	744	906
Operating lease - right of use assets, net	1,537	1,936
Intangibles, net	25,086	19,248
Other assets	4,597	4,599
Total assets	$66,192	$62,323
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,388	$3,950
Accrued liabilities	2,549	2,352
Deferred product revenue	54	123
Short-term debt	3,481	672
Total current liabilities	11,472	7,097
Long-term debt	1,535	3,245
Operating lease liability	1,026	1,489
Other long-term liabilities	655	678
Total liabilities	14,688	12,509

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 22,410,126 and 18,775,773 shares issued and outstanding	22	19
Additional paid-in capital	72,795	63,359
Accumulated other comprehensive loss	(241)	(186)
Accumulated deficit	(21,072)	(13,378)
Total shareholders' equity	51,504	49,814
Total liabilities and shareholders' equity	$66,192	$62,323

CLEARONE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Dollars in thousands, except per share values)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Revenue	$7,202	$8,566	$28,967	$29,069
Cost of goods sold	4,564	4,983	17,051	16,510
Gross profit	2,638	3,583	11,916	12,559

Operating expenses:
Sales and marketing	1,716	1,796	6,736	6,728
Research and product development	1,541	1,193	5,794	5,512
General and administrative	1,857	1,411	6,881	5,886
Total operating expenses	5,114	4,400	19,411	18,126

Operating loss	(2,476)	(817)	(7,495)	(5,567)

Interest expense	(145)	(111)	(514)	(436)
Other income, net	15	9	32	79

Loss before income taxes	(2,606)	(919)	(7,977)	(5,924)

Provision for (benefit from) income taxes	(322)	(6,468)	(283)	(6,429)

Net income (loss)	$(2,284)	$5,549	$(7,694)	$505

Basic weighted average shares outstanding	22,403,408	18,771,306	19,859,817	17,271,629
Diluted weighted average shares outstanding	22,403,408	18,829,341	19,859,817	17,325,351

Basic income (loss) per share	$(0.10)	$0.30	$(0.39)	$0.03
Diluted income (loss) per share	$(0.10)	$0.29	$(0.39)	$0.03

Comprehensive income (loss):
Net income (loss)	(2,284)	5,549	(7,694)	505
Unrealized gain (loss) on available-for-sale securities, net of tax	(15)	(3)	(28)	8
Change in foreign currency translation adjustment	(1)	7	(27)	(18)
Comprehensive income (loss)	(2,300)	5,553	(7,749)	495

CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
GAAP gross profit	$2,638	$3,583	$11,916	$12,559
Stock-based compensation	3	—	10	2
Non-GAAP gross profit	$2,641	$3,583	$11,926	$12,561

GAAP operating loss	$(2,476)	$(817)	$(7,495)	$(5,567)
Stock-based compensation	37	7	137	63
Amortization of intangibles	651	474	2,288	1,694
Non-GAAP operating loss	$(1,788)	$(336)	$(5,070)	$(3,810)

GAAP net income (loss)	$(2,284)	$5,549	$(7,694)	$505
Stock-based compensation	37	7	137	63
Amortization of intangibles	651	474	2,288	1,694
Non-GAAP net income (loss)	$(1,596)	$6,030	$(5,269)	$2,262

GAAP net income (loss)	$(2,284)	$5,549	$(7,694)	$505
Number of shares used in computing GAAP diluted income (loss) per share	22,403,408	18,829,341	19,859,817	17,325,351
GAAP diluted income (loss) per share	$(0.10)	$0.29	$(0.39)	$0.03
Non-GAAP net income (loss)	$(1,596)	$6,030	$(5,269)	$2,262
Number of shares used in computing Non-GAAP diluted income (loss) per share	22,403,408	18,829,341	19,859,817	17,325,351
Non-GAAP diluted income (loss) per share	$(0.07)	$0.32	$(0.27)	$0.13

GAAP net income (loss)	$(2,284)	$5,549	$(7,694)	$505
Stock-based compensation	37	7	137	63
Depreciation	95	107	378	422
Amortization of intangibles	651	474	2,288	1,694
Provision for (benefit from) income taxes	(322)	(6,468)	(283)	(6,429)
Non-GAAP Adjusted EBITDA	$(1,823)	$(331)	$(5,174)	$(3,745)

Contact:

Bob Griffin

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com